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                                 EXHIBIT 10.43
                                 -------------

                                                                November 3, 2000


TO:       RAMZI DABBAGH
          -------------

FROM:     MIKE STEINBACK

SUBJECT:  EMPLOYMENT AGREEMENT
          --------------------


Ramzi:

     Following our previous discussions, provided herein is an initial draft of your Employment Agreement effective January 1, 2001. Upon your review and return comments, I will submit to CH&S for final approval.

     I.   Title:  Chairman of the Board - CII Technologies, Inc.
          -----

     II.  Primary Responsibilities and Assignments
          ----------------------------------------

          A. Strategic development and growth of the SCIIE and CIIG Joint Ventures. This includes retention of your Board membership positions on both JV's.
          B. Identification, due diligence, negotiation, and strategic planning of selective acquisitions.
          C.   Chairman of the Board - CII Technologies, Inc.
          D.   Overview/support to the CIIT President/CEO and his Staff.
          E.   Represent CIIT at various industry conferences including
               EIA/NARM.
          F. All assignments will be made by the CIIT President/CEO and/or the CII Technologies Board of Directors.

     III. Term and Termination
          --------------------

          A. The initial term of this agreement shall be 12 months commencing on January 1, 2001 and ending on December 31, 2001. The agreement may extend additional terms on mutual agreement of the parties.
          B. Notwithstanding Section III (A), either party shall have the right to terminate this agreement for any reason whatsoever by providing 120 days written notice without further liability whatsoever.
          C. This Agreement will immediately terminate effective with a majority ownership change.
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     IV.  Work Schedule and Office
          ------------------------

          A.   Average 30 hours/week.
          B. The office you are currently in will be retained for your use during the term of your agreement.
          C. Your work hours will include work conducted in your home office as well as business travel and work conducted at the CIIT Corporate office.

     V.   Compensation and Benefits
          -------------------------

          A.   Annual Base Salary:  $90,000.00
          B.   No longer eligible for the following:

               .  Corporate Bonus Compensation Program
               . Special fringe compensations including auto allowance and other.

          C. Eligible to receive those company benefits of the CII Division in effect as of January 1, 2001 and that may be changed thereafter, prorated consistent with your reduced work schedule and annual compensation.

     VI.  Employment Status
          -----------------

          A.   Your legal status is that of a part-time employee of the company.

     VII. Notices
          -------

          A. All notices and/or communications hereunder shall be in writing and shall be addressed as follows:

               Employee:      Mr. Ramzi Dabbagh
                              16 Cedar Hill Drive
                              Asheville, NC  28803

               Company:       CII Technologies
                              1200 Ridgefield Blvd., Suite 200
                              Asheville, NC  28806

     In witness whereof, the parties have executed this agreement on
_____________________.


CII Technologies

________________________________
Michael A. Steinback, President & CEO



Employee


________________________________
Ramzi Dabbagh